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EXHIBIT 99.1

PROXY

KLAMATH FIRST BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints                        and                         , and each of them, proxies of the undersigned, with full power of substitution, to represent and vote as directed herein all shares of Klamath First Bancorp, Inc. common stock held of record by the undersigned on October 13, 2003 at the special meeting of Klamath shareholders to be held at the Ross Ragland Theater Cultural Center, 218 N. 7th Street, Klamath Falls, Oregon, 97601, at 10:00 a.m., local time, on [December 11, 2003], and any adjournment or postponement thereof, with authority to vote upon the matter listed on the other side of this proxy card and with discretionary authority as to any other matter that may properly come before the meeting.

IMPORTANT—PLEASE DATE AND SIGN ON THE OTHER SIDE

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND FOR ANY RESOLUTION TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

FOLD AND DETACH HERE

The Board of Directors unanimously recommends that you vote FOR approval of the following proposal.

	Please mark your vote as indicated	☒
	FOR	AGAINST	ABSTAIN
PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER DATED JULY 14, 2003 BY AND BETWEEN STERLING FINANCIAL CORPORATION AND KLAMATH FIRST BANCORP, INC.	☐	☐	☐

The undersigned acknowledges receipt of the combined Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus that accompanies this Proxy.
Date:	, 2003
Signature(s)
Signature(s)

Please date and sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, please indicate title. If shares are held jointly, each holder should sign. For a corporation, the full corporation name should be signed by a duly authorized officer who should state his title. For a partnership, an authorized person should sign in the partnership name and state his title.

IF YOU PLAN TO ATTEND THE MEETING IN PERSON PLEASE CHECK HERE ☐

FOLD AND DETACH HERE.

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  EXHIBIT 99.1